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                                                                   EXHIBIT 23.3

                             CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading "OFFICIAL STATEMENTS" of the Prospectus included in this Registration Statement.

Date: May 15, 2003

                                                     /s/ Silvia Maca
                                                     -----------------
                                                     Silvia Maca